Exhibit 23.1

February 7, 2020

To Whom It May Concern:

Re: Opengear Inc, and Subsidiaries

We consent to the incorporation by reference in the registration statement of Digi International Inc. on Form S-8 (File Nos. 333-187949, 333-144872, 333-169427, 333-169428, 333-194518, 333-194522, 333-209958, 333-218002, 333-225308, and 333-231365) of our report dated March 18, 2019 on our audit of the consolidated financial statements of Opengear, Inc. and Subsidiaries as of December 31, 2018, and for the year then ended, which appear in this Current Report on Form 8-K/A.

Sincerely,

/s/ Stayner Bates P.C.
Stayner Bates P.C.
Salt Lake City, Utah
February 7, 2020